                                                                   EXHIBIT 10.12

                                LETTER AGREEMENT

THIS LETTER AGREEMENT is made and entered into effective January 1, 1997, between Adaptec, Inc. ("Adaptec"), a California corporation with its principal place of business at 691 South Milpitas Blvd., Milpitas, California 95035, Lucent Technologies Inc. ("Lucent"), a Delaware corporation, acting through its Microelectronics group, having an office at Two Oak Way, Berkeley Heights, New Jersey 07922 and Lucent Technologies Microelectronica Espana S.A. ("Lucent-Spain"), a Spanish company with offices at Poligono Industrial, Tres Cantos, Zona Oeste, 28760 Tres Cantos, Madrid, Spain (the "Letter Agreement").

                                  -WITNESSETH-

WHEREAS, Lucent and Adaptec entered into a Consignment Agreement effective January 10, 1996 (the "Consignment Agreement"); and

WHEREAS, pursuant to the Consignment Agreement, Adaptec purchased and consigned to Lucent certain EQUIPMENT which has been installed in the Madrid I Clean Room; and

WHEREAS, at the request of Adaptec, Adaptec and Lucent have agreed to terminate the Consignment Agreement; and

WHEREAS, Adaptec desires to sell the EQUIPMENT and Lucent-Spain has agreed to purchase the EQUIPMENT; and

WHEREAS, the parties wish to set forth the terms and conditions pursuant to which Adaptec will sell the EQUIPMENT to Lucent-Spain and Lucent-Spain will purchase the EQUIPMENT.

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

      All terms, unless defined herein, have the meaning assigned to them in the Consignment Agreement.

1. The Consignment Agreement is terminated effective as of the date of this Letter Agreement.

2. The EQUIPMENT will be sold by Adaptec to Lucent-Spain in two portions, namely List A Equipment and List B Equipment as outlined in Attachment A hereto.

3. Adaptec shall separately invoice Lucent -Spain for List A Equipment and List B Equipment in 1997.

4. Lucent-Spain shall pay the invoiced amount for List A Equipment within thirty
(30) days of receipt of such invoice. Adaptec shall invoice Lucent-Spain for List B Equipment in January 1998 and Lucent-Spain shall pay the invoiced amount within thirty (30) days of receipt of such invoice. Provided however, that Lucent-Spain has the option to request Adaptec to invoice Lucent-Spain earlier.

5. With respect to List A Equipment the amount invoiced shall be the price actually paid by Adaptec for such List A Equipment plus any transportation costs and duties billed to Adaptec and actually paid by Adaptec.

6. With respect to List B Equipment the amount invoiced shall be 90% of the price actually paid by Adaptec for such List B Equipment plus any transportation costs and duties billed to Adaptec and actually paid by Adaptec.

7. Lucent shall provide Adaptec with a list of the serial number and/or shop identification number for each of the EQUIPMENT.

8. Lucent-Spain shall be responsible for all installation charges related to the installation of the EQUIPMENT.

9. On receipt of payment for the List A Equipment all title, rights and any interest whatsover that Adaptec has or had in the EQUIPMENT, win end and be transferred to Lucent-Spain, provided however, that Adaptec will retain a purchase money security interest in the List B Equipment (and any equivalent rights of a secured creditor as may be available and applicable under Spanish law) until payment in full therefor is received. Both Lucent and Lucent-Spain agree that they will reasonably cooperate with Adaptec in preparing and filing appropriate documents with government. agencies and taking such other actions as may be necessary or desirable to preserve, perfect and enforce such security interest of Adaptec. Any expenses, fees or any other costs related to the perfecting and enforcing of any such security interest shall be borne entirely by Adaptec.

10. Adaptec represents that on each of the date of the purchase by Lucent-Spain of List A Equipment and List B Equipment, (i) the EQUIPMENT shall be on that date paid for in full, (ii) Adaptec has full title and ownership of the EQUIPMENT, (iii) no third party has any ownership right, title, interest, claim or lien on any of the EQUIPMENT and (iv) Adaptec has the right and authority to sell such EQUIPMENT to Lucent-Spain.

11. Adaptec represents that to the best of its knowledge the amounts invoiced for the EQUIPMENT are the actual amounts paid for such EQUIPMENT minus any amounts that Adaptec received as refunds, credits or any other form of payments.

12. In consideration of Lucent-Spain purchasing the EQUIPMENT from Adaptec, Lucent-Spain shall have the right to use the EQUIPMENT as of January 1, 1997, without paying Adaptec any usage fee or any other type of compensation as a result of such usage. Risk of loss shall be borne by Lucent-Spain as of January 1, 1997.

13. Adaptec agrees to pass on to Lucent-Spain the ability to exercise, if necessary, any warranty rights Adaptec may have in the EQUIPMENT. Adaptec agrees to take the necessary steps to ensure this.

14. The validity, construction and performance hereof shall be governed by the substantive law, but not the conflicts of law rules, of the State of New York.

15. Lucent and Adaptec covenant, warrant and represent that their respective representatives signing this Agreement have full power and proper authority to sign this Agreement and so bind the parties. Lucent further covenants, warrants and represents to Adaptec that Lucent is the successor to all of the rights and interests of AT&T Corp. under the Consignment Agreement and is fully empowered to execute this Letter Agreement and terminate the Consignment Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

ADAPTEC, INC.                       LUCENT TECHNOLOGIES INC.

By:      /s/ SAM KAZARIAN           By:     /s/ PAUL J. MOSTEK
        ------------------------            -----------------------------
Name:   Sam Kazarian                Name:   Paul J. Mostek
        ------------------------            -----------------------------
Title:  Corp. VP Operations         Title:  Customer Satisfaction &
        ------------------------            Business Development
                                            Vice President

Date:   3/18/97                     Date:   3/12/97
        ------------------------            -----------------------------

LUCENT TECHNOLOGIES
     MICROELECTRONICA ESPANA S.A.

By:     /s/ Edward C. Akers
        ------------------------
Name:   Edward C. Akers
        ------------------------
Title:  Managing Director
        ------------------------
Date:   3/13/97
        ------------------------

                                   APPENDIX A

                     EQUIPMENT LIST A (PAYMENT DUE IN 1997)


                                                                                   ADAPTEC
SUPPLIER        EQUIPMENT                 ESE #          P.O. NO.  QUANTITY          PAID
--------        ---------                 -----          --------  --------          ----
Nikon           I-Line Body 11           89-023          MA35641       1       $ 2,895,761.90
Varian          M2I Cluster Tool         58-023          MA35642       1       $ 2,744,070.00
LAM             TCP 9606 Etcher          12-062          MA35653       1       $ 1,671,642.39
KLA             2132 Insp. system        12-026          MA35663       1       $ 1,760,987.50
TEL             Developer                17-021          MA35664       1       $   692,655.00
Thermawave      Optiprobe 2600           12-025          MA35656       1       $   396,930.00
Gasonics        Aura-1000/1              12-060          MA35635       1       $   182,632.80
Metron          Chemfill                    N/A          MA35759       1       $   129,901.00
Edwards         TCP 9606 Pumps           12-062          MA35630       4       $    85,958.00
Edwards         M2I Pumps                58-023          MA35643       4       $    79,576.00
Optilas         M2I Gas Analyzer         58-023          MA35644       5       $    67,065.92
Leybold         Aura 1000/1 Pump         12-060          MA35637       1       $    32,173.29
TOSOH           Targets                  58-023          MA35677       1       $    21,422.69
VDA             TCP 9606 Transformer     12-062          MA35631       1       $     6,336.00
                                                                               --------------
                                                                     Total     $10,767,112.49

                     EQUIPMENT LIST B (Payment Due in 1998)

SUPPLIER            EQUIPMENT                ESE #             P.O. NUMBER                    ADAPTEC PAID        $ 1998 (90%)
--------            ---------                -----             -----------                    ------------        ------------
Applied Matls       Oxide AMI 5000           12-063            MA35640            1         $ 2,455,538.20     $ 2,209,984.38
Applied Matls       AMI PETEOS               58-030            MA35645            1         $ 1,871,664.87     $ 1,684,498.38
KLA                 2132 Insp.System         12-031            MA35729            1         $ 1,760,987.50     $ 1,044,888.75
AST                 RTP                     028-021            MA35646            1         $   768,240.00     $   691,416.00
Bruce Int.          Furnace Bank             04-005            MA35648            1         $   758,724.00     $   682,851.60
BIORAD              Q6+ Retrofit             77-016            MA35650            1         $   702,675.12     $   632,407.61
TEL                 Developer                17-022            MA35664            1         $   692,655.00     $   623,389.50
Gasonics            AE-2001 Etcher           12-061/12-038     MA35632            2         $   679,721.00     $   611,748.90
TEL                 Scrubber                 64-031            MA35760            1         $   509,743.77     $   458,769.39
LEICA               INS2000 Insp.System      77-017            MA35686            1         $   425,724.10     $   383,151.69
Semitool            WSST                     31-015            MA35649            1         $   378,815.00     $   340,933.50
Gasonics            Aura 1000/1              12-066            MA35636            1         $   181,032.90     $   162,929.61
S. Gobain/Norton    Process Tubes            04-005            MA35654            4         $   113,157.00     $   101,841.30
Leybold             Aura 1000/1 Pump         12-066            MA35638            1         $    32,173.29     $    28,955.96
Leybold             AE2001 PuMps             12-061/12-038     MA35633            2         $    64,346.58     $    57,911.92
                                                                                            --------------     --------------
                                                                                  Total     $11,395,198.33     $10,255,678.50